                                                                    Exhibit 10.3

================================================================================

                                CREDIT AGREEMENT


                                    BETWEEN


                          SOUTHERN MINERAL CORPORATION

                               SMC PRODUCTION CO.

                     SAN SALVADOR DEVELOPMENT COMPANY, INC.

                            VENTURE RESOURCES, INC.

                            VENTURE PIPELINE COMPANY

                            VENGAS PIPELINE COMPANY

                                      AND

                     SPRUCE HILLS PRODUCTION COMPANY, INC.



                                      AND



                              COMPASS BANK-HOUSTON



                               DECEMBER 20, 1995



             --------------------------------------------------
                            TERM LOAN OF $3,500,000
             --------------------------------------------------



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
                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE I           DEFINITIONS AND INTERPRETATION
         1.1        Terms Defined Above   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2        Additional Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3        Undefined Financial Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.4        References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.5        Articles and Sections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.6        Number and Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.7        Incorporation of Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE II          TERMS OF FACILITY
         2.1        The Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.2        Use of Loan Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.3        Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.4        Repayment of Loans and Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.5        Outstanding Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.6        Time, Place, and Method of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.7        Borrowing Base Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.8        Voluntary Prepayments and Conversions of Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.9        Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.10       Loans to Satisfy Obligations of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.11       Security Interest in Accounts; Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.12       General Provisions Relating to Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.13       Letters in Lieu of Transfer Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.14       Power of Attorney   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE III         CONDITIONS
         3.1        Receipt of Loan Documents and Other Items   . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV          REPRESENTATIONS AND WARRANTIES
         4.1        Due Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.2        Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.3        Valid and Binding Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.4        Security Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.5        Title to Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.6        Scope and Accuracy of Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.7        No Material Misstatements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.8        Liabilities, Litigation, and Restrictions   . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.9        Authorizations; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.10       Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.11       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.12       Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.13       Compliance with Federal Reserve Regulations   . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.14       Investment Company Act Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.15       Public Utility Holding Company Act Compliance   . . . . . . . . . . . . . . . . . . . . . . . . .  24

         4.16       Proper Filing of Tax Returns; Payment of Taxes Due  . . . . . . . . . . . . . . . . . . . . . . .  24
         4.17       Refunds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.18       Gas Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.19       Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.20       Casualties or Taking of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.21       Locations of Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.22       Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V           AFFIRMATIVE COVENANTS
         5.1        Maintenance and Access to Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.2        Quarterly Financial Statements; Compliance Certificates   . . . . . . . . . . . . . . . . . . . .  26
         5.3        Annual Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.4        Financial Statements of Diverse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.5        Title Opinions; Title Defects   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.6        Notices of Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.7        Letters in Lieu of Transfer Orders; Division Orders   . . . . . . . . . . . . . . . . . . . . . .  28
         5.8        Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.9        Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.10       Payment of Assessments and Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.11       Maintenance of Corporate Existence and Good Standing  . . . . . . . . . . . . . . . . . . . . . .  29
         5.12       Payment of Notes; Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.13       Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.14       Initial Fees and Expenses of Counsel to Lender  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.15       Subsequent Fees and Expenses of Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.16       Operation of Oil and Gas Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.17       Maintenance and Inspection of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.18       Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.19       INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VI          NEGATIVE COVENANTS
         6.1        Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.2        Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.3        Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.4        Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.5        Leasebacks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.6        Loans or Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.7        Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.8        Dividends and Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.9        Issuance of Stock; Changes in Corporate Structure   . . . . . . . . . . . . . . . . . . . . . . .  33
         6.10       Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.11       Lines of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.12       Plan Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.13       New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.14       Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.15       Cash Flow Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34





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

ARTICLE VII         EVENTS OF DEFAULT
         7.1        Enumeration of Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.2        Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VIII        MISCELLANEOUS
         8.1        Transfers; Participations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.2        Survival of Representations, Warranties, and Covenants  . . . . . . . . . . . . . . . . . . . . .  38
         8.3        Notices and Other Communications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.4        Parties in Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.5        Rights of Third Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.6        Renewals; Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.7        No Waiver; Rights Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.8        Survival Upon Unenforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.9        Amendments; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.10       Controlling Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.11       Disposition of Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.12       GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.13       JURISDICTION AND VENUE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.14       WAIVER OF RIGHTS TO JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.15       ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.16       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


     LIST OF EXHIBITS


     Exhibit I      -     Form of Note
     Exhibit II     -     Form of Opinion of Counsel
     Exhibit III    -     Form of Compliance Certificate
     Exhibit IV     -     Disclosures

                                CREDIT AGREEMENT


                 THIS CREDIT AGREEMENT is made and entered into this 20th day of December, 1995, by and between SOUTHERN MINERAL CORPORATION, a Nevada corporation, (the "Borrower"), SMC PRODUCTION CO., a Texas corporation, SAN SALVADOR DEVELOPMENT COMPANY, INC., a Texas corporation, VENTURE RESOURCES, INC., a Texas corporation, VENTURE PIPELINE COMPANY, a Texas corporation, VENGAS PIPELINE COMPANY, a Texas corporation, and SPRUCE HILLS PRODUCTION COMPANY, INC., a Delaware corporation ("Co-Borrowers"), and COMPASS BANK-HOUSTON, a state chartered banking institution (the "Lender").


                              W I T N E S S E T H:

                 In consideration of the mutual covenants and agreements herein contained, the Borrower and the Co- Borrowers and the Lender hereby agree as follows:


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                 1.1 Terms Defined Above. As used in this Credit Agreement, the terms "Borrower", "Co-Borrowers" and "Lender" shall have the meaning assigned to them hereinabove.

                 1.2 Additional Defined Terms. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

                 "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. Section 240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

                 "Agreement" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

                 "Borrowing Base" shall mean, at any time, the amount determined by the Lender in accordance with Section 2.7 and then in effect.

                 "Business Day" shall mean a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas.

                 "Cash Flow" shall mean, for any period, Net Income of the Borrower and the Co-Borrowers for such period plus depreciation, amortization, depletion, and other non-cash expenses less non-cash revenue of the Borrower and the Co-Borrowers for such period.

                 "Closing Date" shall mean the effective date of this Agreement.

                 "Collateral" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations which is subject to a Security Instrument.

                 "Commitment" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower and the Co-Borrowers pursuant to Section 2.1.

                 "Commitment Amount" shall mean the amount equal to the Borrowing Base.

                 "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

                 "Commitment Termination Date" shall mean July 1, 1996.

                 "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower within the meaning of Section 4001 of ERISA.

                 "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit III, executed by a Responsible Officer of the Borrower and the Co-Borrowers and furnished to the Lender from time to time in accordance with Section 5.2.

                 "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                 "Debt Service" shall mean an amount equal to (i) actual principal amounts paid on debt other than this facility during each quarter plus (ii) 1/20 of the sum of the Loan Balance of this facility and the Reducing Revolving Line of Credit at the end of such quarter.

                 "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

                 "Default Rate" shall mean a per annum interest rate equal to the Index Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

                 "Diverse" shall mean Diverse GP III.

                 "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                 "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower and/or the Co-Borrowers, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower and/or the Co-Borrowers or the business conducted thereon.

                 "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower and/or the Co-Borrowers is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

                 "Event of Default" shall mean any of the events specified in
         Section 7.1.

                 "Facility Fee" shall mean the fee payable to the Lender by the Borrower and/or the Co-Borrowers pursuant to Section 2.9.

                 "Final Maturity" shall mean July 1, 1996.

                 "Financial Statements" shall mean statements of the financial condition of the Borrower and the Co-Borrowers as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for the Borrower on a consolidated and consolidating basis with the Co-

         Borrowers and statements of the financial condition of Diverse GP III as provided by Diverse GP III and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

                 "Floating Rate" shall mean an interest rate per annum equal to the Index Rate from time to time in effect plus two percent (2%), but in no event exceeding the Highest Lawful Rate.

                 "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

                 "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                 "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

                 "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

                 "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

                 "Index Rate" shall mean the prime rate established in The Wall Street Journal's "Money Rates" or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Index Rate. In the event that the prime rate is no longer published by The Wall Street Journal in the "Money Rates" or similar table, then Lender may select an alternative published index based upon comparable information as a substitute Index Rate. Upon the selection of a substitute Index Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Such substitute index shall be the same index that is generally used as a substitute by Lender on all Index Rate loans.

                 "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

                 "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

                 "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

                 "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower and/or the Co-Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

                 "Limitation Period" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

                 "Loan" shall mean any loan made by the Lender to or for the benefit of the Borrower and/or the Co-Borrowers pursuant to this Agreement.

                 "Loan Balance" shall mean, at any time, the outstanding principal balance of the Note at such time.

                 "Loan Documents" shall mean this Agreement, the Note, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

                 "Material Adverse Effect" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower and/or the Co- Borrowers taken as a whole, or (b) any adverse effect upon the Collateral, taken as a whole.

                 "Mortgaged Properties" shall mean all Oil and Gas Properties and pipelines of the Borrower, Co- Borrowers and the interest of Borrower in Diverse subject to a perfected first-priority Lien in favor of the Lender, subject only to Permitted Liens, as security for the Obligations.

                 "Net Income" shall mean, for any period, the net income of the Borrower and the Co-Borrowers for such period, determined in accordance with GAAP.

                 "Note" shall mean the promissory note of the Borrower and Co-Borrowers, in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

                 "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the obligation of the Borrower and/or the Co-Borrowers for the payment of Commitment Fees, Facility Fees, and Engineering Fees, and all other obligations and liabilities of the Borrower and/or the Co- Borrowers to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination and (c) the Reducing Revolving Line of Credit.

                 "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

                 "Permitted Indebtedness" shall mean (a) the Obligation under the Loan Documents, (b) Indebtedness arising from endorsing negotiable instruments for deposit or collection in the ordinary course of business, (c) current liabilities incurred in the ordinary course of business, (d) purchase money Indebtedness which does not exceed an aggregate principal amount of $500,000 during the term of this Agreement, (e) Indebtedness existing by virtue of the requirements of GAAP or any changes in the requirements of GAAP, and (f) non-recourse Indebtedness for SMC Development, L.P. and Southern Links Group.

                 "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower and/or the Co- Borrowers to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery,
         (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or materially detract from the value or use of the Property to which they apply, (g) Liens in favor of the Lender and other Liens expressly permitted under the Security Instruments, and (h) non-recourse Indebtedness or other Indebtedness with terms acceptable to the Lender which is used to refinance the Term Loan.

                 "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

                 "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Principal Office" shall mean the principal office of the Lender in Houston, Texas, presently located at 24 Greenway Plaza, Suite 1401, Houston, Texas 77046.

                 "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                 "Reducing Revolving Line of Credit" shall mean the loan of even date herewith from the Lender to the Borrower and the Co-Borrowers up to the amount of $25,000,000, but not exceeding the Borrowing Base which is $12,500,000 as of the Closing Date.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                 "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender or its Applicable Lending Office.

                 "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with the Requirement of Law, a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower and/or the Co-Borrowers.

                 "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                 "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer, Chief Financial Officer or any Vice President.

                 "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in
         Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

                 "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                 "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

                 "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Borrower prepared on a consolidated basis and in accordance with GAAP.

                 "Transferee" shall mean any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 8.1, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

                 "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

                 1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

                 1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

                 1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

                 1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

                 1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                   ARTICLE II

                               TERMS OF FACILITY

                 2.1 The Commitment. Subject to the terms and conditions of this Agreement and relying on the representations and warranties contained in this Agreement, the Lender agrees to lend the Borrower the sum of $3,500,000. The loan made by the Lender to the Borrower under this Agreement shall be made and maintained at the principal office of the Lender and shall be evidenced by the Note.

                 2.2 Use of Loan Proceeds. Proceeds of all Loans shall be used for the acquisition of the assets of Stone & Webster Oil Company, Inc. and the stock of San Salvador Development Company, Inc., Spruce Hills Production Company, Inc. and Venture Resources, Inc. and general corporate purposes of the Borrower and Co-Borrowers.

                 2.3 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.12), interest on the Loan shall accrue and be payable at a rate per annum equal to the Floating Rate. Interest on the Loan shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest.

                 2.4 Repayment of Loans and Interest. Accrued and unpaid interest on the Loan shall be due and payable monthly commencing on the first day of January, 1996, and continuing on the first day of each calendar month thereafter, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity.

                 2.5 Outstanding Amounts. The Loan Balance reflected by the notations by the Lender on its records or ledger sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the Loan Balance. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

                 2.6 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                 2.7 Borrowing Base Determinations. The Borrowing Base as of the Closing Date is acknowledged by the Borrower and the Co-Borrowers and the Lender to be $3,500,000.

                 2.8 Voluntary Prepayments and Conversions of Loans. Subject to applicable provisions of this Agreement, the Borrower and/or the Co-Borrowers shall have the right at any time or from time to time to prepay the Loan without prepayment penalty provided, however, (a) the Borrower and/or the Co-Borrowers shall pay all accrued and unpaid interest on the amounts prepaid, and (b) no such prepayment shall serve to postpone the repayment when due of any Obligations.

                 2.9 Facility Fee. In addition to interest on the Note as provided herein and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower and/or the Co-Borrowers shall pay to the Lender, in immediately available funds, a facility fee in the amount of $35,000. One half of such fee was paid upon the acceptance of the preliminary term sheet and the remaining one-half shall be paid on the Closing Date.

                 2.10 Loans to Satisfy Obligations of Borrower. The Lender may, but shall not be obligated to, make Loans for the benefit of the Borrower and/or the Co-Borrowers and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower and/or the Co-Borrowers contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Note.

                 2.11 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower and/or the Co-Borrowers hereby transfer, assign, and pledge to the Lender and grant to the Lender a security interest in all funds of the Borrower and the Co-Borrowers now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower and the Co-Borrowers upon payment in full and complete performance by the Borrower and the Co-Borrowers of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower and the Co-Borrowers hereby grant to the Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower and the Co-Borrowers now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

                 2.12 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, the Borrower and the Co-Borrowers agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that the Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

                 (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower and the Co-Borrowers for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

                 (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower and the Co-Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Co-Borrowers and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lender or notice thereof from the Borrower and the Co-Borrowers. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower and the Co-Borrowers.

                 (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

                 2.13 Letters in Lieu of Transfer Orders. The Lender agrees that none of the letters in lieu of transfer or division orders provided by the Borrower and/or the Co-Borrowers pursuant to Section 3.1(f)(v) or
Section 5.7 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

                 2.14 Power of Attorney. The Borrower and the Co-Borrowers hereby designate the Lender as their agent and attorney-in-fact, to act in their name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower and/or the Co-Borrowers to the Lender pursuant to Section 3.1(f)(ix) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower and the Co-Borrowers hereby ratify and confirm all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Lender by this appointment are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower and the Co-Borrowers or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.


                                  ARTICLE III

                                   CONDITIONS

                 The obligations of the Lender to enter into this Agreement and to make Loans are subject to the satisfaction of the following conditions precedent:

                 3.1 Receipt of Loan Documents and Other Items. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the Borrower and/or the Co-Borrowers or Diverse to its Oil and Gas Properties, shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower and/or the Co-Borrowers all in form and substance satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lender:

                 (a) multiple counterparts of this Agreement as requested by the Lender;

                 (b) the Note;

                 (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower and the Co-Borrowers accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower and the Co-Borrowers as the case may be, to the effect that each such copy is correct and complete;

                 (d) certificates of incumbency and signatures of all officers of the Borrower and the Co- Borrowers who are authorized to execute Loan Documents on behalf of the Borrower and the Co-Borrowers, each such certificate being executed by the secretary or an assistant secretary of the Borrower and the Co-Borrowers;

                 (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Borrower and the Co-Borrowers accompanied by certificates of the secretary or an assistant secretary of the Borrower and the Co-Borrowers to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower and the Co- Borrowers and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

                 (f) multiple counterparts, as requested by the Lender, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Lender in and to the
         Collateral:

                          (i) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower covering all Oil and Gas Properties of the Borrower and all improvements, personal property, and fixtures related thereto;

                         (ii) Financing Statements from the Borrower, as debtor, constituent to the instrument described in clause (i) above;

                        (iii) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from Diverse pledging SMC Production Co.'s interest in certain designated Oil and Gas Properties of the Borrower and all improvements, personal property, and fixtures related thereto;

                         (iv) Financing Statements from Diverse, as debtor, constituent to the instrument described in clause (i) above;

                          (v) Mortgage, Deed of Trust, Indenture, Security Agreement and Financing Statement from Venture Pipeline Company covering certain pipelines situated in Louisiana and all improvements, personal property, and fixtures related thereto;

                         (vi) Financing Statements from Venture Pipeline Company, as debtor, constituent to the instrument described in clause (v) above;

                        (vii) Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from San Salvador Development Company, Inc., covering all Oil and Gas Properties of San Salvador Development Company, Inc. and all improvements, personal property, and fixtures related thereto;

                       (viii) Financing Statements from San Salvador Development Company, Inc., as debtor, constituent to the instrument described in clause (vii) above;

                         (ix) Assignment of Partnership Interests (Security Agreement) from the Borrower pledging its interest in Diverse GP III;

                          (x) Financing Statement from the Borrower, as debtor, constituent to the instrument described in clause
                 (vii) above;

                         (xi) Assignment of Partnership Interests (Security Agreement) from Diverse pledging SMC Production Co.'s pro-rata part of Diverse's interest in Diverse-Rimco, a general partnership;

                        (xii) Financing Statement from the Borrower, as debtor, constituent to the instrument described in clause (ix) above;

                       (xiii) Assignment of Partnership Interests (Security Agreement) from VenGas Pipeline Company pledging its interest in Carmel Pipeline Co.;

                        (xiv) Financing Statement from VenGas Pipeline Company, as debtor, constituent to the instrument described in clause (xi) above;

                         (xv) undated letters, in form and substance satisfactory to the Lender, from the Borrower and Diverse to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lender;

                        (xvi) Security Agreement (Stock Pledge) by Borrower of Stock of San Salvador Development Company, Inc., Venture Resources, Inc., SMC Production Co. and Spruce Hills Production Company, Inc.

                       (xvii) Security Agreement (Stock Pledge) by Venture Resources, Inc. of stock of Venture Pipeline Co. and VenGas Pipeline Company.

                 (g) audited Financial Statements of the Borrower as of December 31, 1994, and unaudited Financial Statements of Co-Borrowers except for SMC Production Co. as of September 30, 1995, and unaudited Financial Statements of Diverse as of September 30, 1995.

                 (h) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and Co-Borrowers in their respective jurisdictions of incorporation and in any other jurisdictions where any of them does business;

                 (i) results of searches of the UCC Records of the Secretary of State of the States of Arkansas, Louisiana, Michigan, Mississippi, Oklahoma, Texas and Wyoming from a source acceptable to the Lender and reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Lender;

                 (j) confirmation, acceptable to the Lender, of the title of the Borrowers and Diverse to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

                 (k) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Lender;

                 (l) engineering reports covering the Mortgaged Properties;

                 (m) the opinion of Porter & Hedges, L.L.P., counsel to the Borrower in the form attached hereto as Exhibit IV, with such changes thereto as may be approved by the Lender;

                 (n) certificates evidencing the insurance coverage required pursuant to Section 5.18; and

                 (o) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 To induce the Lender to enter into this Agreement and to make the Loan, the Borrower and each Co- Borrower, respectively, represent and warrant to the Lender with respect to itself and not the others (which representations and warranties shall survive the delivery of the Note) that:

                 4.1 Due Authorization. The execution and delivery by the Borrower and Co-Borrowers of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower and Co-Borrowers of the Note, the repayment of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower and Co-Borrowers and the performance of all obligations of the Borrower and Co- Borrowers under the Loan Documents are within the power of the Borrower and Co-Borrowers, have been duly authorized by all necessary corporate action by the Borrower and Co- Borrowers, and do not and will not to our knowledge, (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower and Co-Borrowers is a party or by which any Property of the Borrower and Co-Borrowers may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower and Co-Borrowers under any such indenture, instrument, or other agreement, other than the Loan Documents.

                 4.2 Corporate Existence. The Borrower and Co-Borrowers are corporations duly organized, legally existing, and in good standing under the laws of their states of incorporation and are duly qualified as foreign corporations and are in good standing in all jurisdictions wherein the ownership of Property or the operation of their business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

                 4.3 Valid and Binding Obligations. All Loan Documents, when duly executed and delivered by the Borrower and/or the Co-Borrowers, as applicable, will be the legal, valid, and binding obligations of the Borrower and/or the Co-Borrowers, enforceable against the Borrower and/or the Co-Borrowers, as applicable, in accordance with their respective terms.

                 4.4 Security Instruments. The provisions of each Security Instrument are effective to create in favor of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower and/or the Co-Borrowers in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower and/or the Co-Borrowers in the Collateral described therein.

                 4.5 Title to Assets. The Borrower and/or the Co-Borrowers have good and defensible title to all of their respective Properties, free and clear of all Liens except Permitted Liens.

                 4.6 Scope and Accuracy of Financial Statements. The Financial Statements of the Borrower, Co- Borrowers (except SMC Production Co.) as of September 30, 1995, present fairly the financial position and results of operations and cash flows of the Borrower, Co-Borrowers (except SMC Production Co.) in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since September 30, 1995, which could reasonably be expected to have a Material Adverse Effect.

                 4.7 No Material Misstatements. To our knowledge, no information, exhibit, statement, or report furnished to the Lender by or at the direction of the Borrower and the Co-Borrowers in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

                 4.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit V attached hereto, the Borrower and/or the Co-Borrowers have no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit V hereto, no litigation or other action of any nature affecting the Borrower and/or the Co-Borrowers is pending before any Governmental Authority or, to the best knowledge of the Borrower and/or the Co-Borrowers, threatened against or affecting the Borrower and/or the Co-Borrowers which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower and/or the Co-Borrowers or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower and/or the Co-Borrowers.

                 4.9 Compliance with Laws. The Borrower and/or the Co-Borrowers and their Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

                 4.10 ERISA. Except as set out on Exhibit VII, the Borrower and the Co-Borrowers do not maintain nor have they maintained any Plan. The Borrower and the Co-Borrowers do not currently contribute to or have any obligation to contribute to or otherwise have any liability with respect to any Plan.

                 4.11 Environmental Laws. To the best knowledge and belief of the Borrower and/or the Co-Borrowers, except as would not have a Material Adverse Effect, or as described on Exhibit V under the heading "Environmental Matters:"

                 (a) no Property of the Borrower and/or the Co-Borrowers is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

                 (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower and/or the Co-Borrowers at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

                 (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower and/or the Co-Borrowers or from, affecting, or related to any Property of the Borrower and/or the Co-Borrowers or adjacent to any Property of the Borrower and/or the Co- Borrowers has occurred; and

                 (d) no Environmental Complaint has been received by the Borrower and/or the Co-Borrowers.

                 4.12 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

                 4.13 Investment Company Act Compliance. The Borrower and/or the Co-Borrowers are not, nor are the Borrower and/or the Co-Borrowers directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 4.14 Public Utility Holding Company Act Compliance. The Borrower and/or the Co-Borrowers are not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 4.15 Proper Filing of Tax Returns; Payment of Taxes Due. The Borrower and the Co-Borrowers have duly and properly filed a United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower and the Co-Borrowers with respect to taxes and other governmental charges are adequate.

                 4.16 Refunds. Except as described on Exhibit V under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower and/or the Co-Borrowers being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

                 4.17 Gas Contracts. Except as described on Exhibit V under the heading "Gas Contracts," the Borrower and/or the Co-Borrowers (a) are not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) have not produced gas, in any material amount, subject to, and neither the Borrower and/or the Co-Borrowers nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower and/or the Co- Borrowers have established monetary reserves adequate in amount to satisfy such obligations and have segregated such reserves from other accounts.

                 4.18 Intellectual Property. The Borrower and/or the Co-Borrowers own or are licensed to use all Intellectual Property necessary to conduct all business material to their condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower and/or the Co-Borrowers knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower and/or the Co-Borrowers does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower and/or the Co-Borrowers.

                 4.19 Casualties or Taking of Property. Except as disclosed on Exhibit V under the heading "Casualties," since September 30, 1995, neither the business nor any Property of the Borrower and/or the Co-Borrowers have been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

                 4.20 Locations of Borrower. The principal place of business and chief executive office of the Borrower and the Co-Borrowers is located at the address of the Borrower set forth in Section 8.3 or at such other location as the Borrower and the Co-Borrowers may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Lender have been filed.

                 4.21 Subsidiaries. The Borrower has no Subsidiaries other than the Co-Borrowers and those listed on Exhibit IV.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                 So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and/or the Co-Borrowers shall:

                 5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and within 2 Business Days following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the expense of the Borrower and/or the Co-Borrowers, allow the Lender to make and take away copies thereof.

                 5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Lender, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower and the Co-Borrowers, a copy of the unaudited consolidated and consolidating Financial Statements of the Borrower and the Co-Borrowers as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by Responsible Officers of the Borrower and the Co-Borrowers as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower and the Co-Borrowers, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter and on or before the 120th day after the close of the fiscal year, a Compliance Certificate.

                 5.3 Annual Financial Statements. Deliver to the Lender, on or before the 120th day after the close of each fiscal year of the Borrower and the Co-Borrowers, a copy of the annual audited consolidated and unaudited consolidating Financial Statements of the Borrower and the Co-Borrowers.

                 5.4 Financial Statements of Diverse. (a) Deliver to the Lender on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of Diverse, a copy of the unaudited consolidated Financial Statements of Diverse as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by a Responsible Officer of the managing partner of Diverse as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of Diverse, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 120th day after the close of each fiscal year of Diverse, a copy of the annual unaudited consolidated Financial Statements of Diverse.

                 5.5 Title Opinions; Title Defects. Promptly upon the request of the Lender, furnish to the Lender title opinions, in form and substance and by counsel satisfactory to the Lender, or other confirmation of title acceptable to the Lender, covering Oil and Gas Properties constituting not less than 70% of the present value, determined by the Lender in its sole discretion, of the Mortgaged Properties, plus certain other Oil and Gas Properties to be determined in sole discretion of the Lender, and promptly, but in any event within 60 days after notice by the Lender of any defect, material in the opinion of the Lender in value, in the title of the Borrower and/or the Co- Borrowers to any of its Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

                 5.6 Notices of Certain Events. Deliver to the Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and/or the Co-Borrowers and setting forth the relevant event or circumstance and the steps being taken by the Borrower and/or the Co-Borrowers with respect to such event or circumstance:

                 (a) any Default or Event of Default;

                 (b) any default or event of default under any contractual obligation of the Borrower and/or the Co-Borrowers, including, but not limited to the Reducing Revolving Line of Credit, or any litigation, investigation, or proceeding between the Borrower and/or the Co-Borrowers and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) any litigation or proceeding involving the Borrower and/or the Co-Borrowers as a defendant or in which any Property of the Borrower and/or the Co-Borrowers are subject to a claim and in which the amount involved is $100,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

                 (d) the receipt by the Borrower and/or the Co-Borrowers of any Environmental Complaint;

                 (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower and/or the Co-Borrowers or adjacent to any Property of the Borrower and/or the Co- Borrowers following any allegation of a violation of any Requirement of Law;

                 (f) any Release of Hazardous Substances by the Borrower and/or the Co-Borrowers or from, affecting, or related to any Property of the Borrower and/or the Co-Borrowers or adjacent to any Property of the Borrower and/or the Co-Borrowers except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

                 (g) the change in identity or address of any Person remitting to the Borrower and/or the Co- Borrowers proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

                 (h) any change in the senior management of the Borrower; and

                 (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

                 5.7 Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Lender at any time and from time to time, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and/or the Co-Borrowers and delivered to the Lender in satisfaction of the condition set forth in Section 3.1 (f)(v) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from or attributable to any Mortgaged Property.

                 5.8 Additional Information. Furnish to the Lender, promptly upon the request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower and/or the Co-Borrowers as the Lender may from time to time request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

                 5.9 Compliance with Laws. Comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations issued to it or of which it has knowledge (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower and/or the Co-Borrowers, (ii) required for the performance of the operations of the Borrower and/or the Co-Borrowers, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and instruct all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Borrower and/or the Co-Borrowers, while such Persons are acting within the scope of their relationship with the Borrower and/or the Co-Borrowers, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower and/or the Co-Borrowers to so comply.

                 5.10 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower and/or the Co-Borrowers, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

                 5.11 Maintenance of Corporate Existence and Good Standing. Maintain their corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

                 5.12 Payment of Notes; Performance of Obligations. Pay the Note according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

                 5.13 Further Assurances. Upon Lender's written request, promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be necessary to fulfill the terms of the Loan Documents.

                 5.14 Initial Fees and Expenses of Counsel to Lender. Upon request by the Lender, promptly reimburse the Lender for all reasonable fees and expenses of Jackson & Walker, L.L.P., special counsel to the Lender, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

                 5.15 Subsequent Fees and Expenses of Lender. Upon request by the Lender, promptly reimburse the Lender (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Borrower and/or the Co-Borrowers under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Borrower and/or the Co-Borrowers, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower and/or the Co-Borrowers by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to Section 1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non- assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or the Co-Borrowers and/or a trustee, receiver, custodian, or liquidator of the Borrower and/or the Co-Borrowers appointed in any such case.

                 5.16 Operation of Oil and Gas Properties. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

                 5.17 Maintenance and Inspection of Properties. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit on 2 Business Days prior notice any authorized representative of the Lender to visit and inspect, any tangible Property of the Borrower and/or the Co-Borrowers.

                 5.18 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lender and, within 60 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by Borrower and/or the Co-Borrowers, naming the Lender as loss payee, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, of the maintenance of such insurance. The Lender shall have the right to collect, and the Borrower and/or the Co-Borrowers hereby assigns to the Lender, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $100,000, the Lender may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower and/or the Co-Borrowers the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $100,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Lender shall deliver any such proceeds received by it to the Borrower and/or the Co-Borrowers. In the event the Lender receives insurance proceeds not attributable to Collateral or business interruption, the Lender shall deliver any such proceeds to the Borrower and/or the Co-Borrowers.

                 5.19 INDEMNIFICATION. INDEMNIFY AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER AND/OR THE CO-BORROWERS OR DIVERSE, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE OF ANY LOAN DOCUMENT, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, OTHER THAN GROSS NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and/or the Co-Borrowers will not:

                 6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) Permitted Indebtedness, and (c) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 75 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made.

                 6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

                 6.3 Liens. Create, incur, assume, or suffer to exist any Lien on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

                 6.4 Sales of Assets. Without the prior written consent of the Lender, Borrower and/or Co-Borrowers shall not sell, transfer, or otherwise dispose of any assets, if such assets are material to the operations of Borrower and/or the Co-Borrowers when taken as a whole, other than (a) sales of inventory in the ordinary course of business, (b) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value, (c) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value, and (d) sales of equipment for fair and adequate consideration. The Lender will consent to sales of assets representing up to 10% of the net present value of the Oil and Gas Properties which comprise the Borrowing Base, as calculated by the Lender pursuant to the terms of this Agreement, provided that the Borrowing Base shall be reduced, and if necessary, proceeds from such sale shall be applied to amounts outstanding in an amount equal to the loan value attributable to such assets sold.

                 6.5 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such

Property or other Property intended for the same use or purpose as the Property sold or transferred.

                 6.6 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person other than Borrower and/or Co-Borrowers in excess of $100,000; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, or (b) advances to employees of the Borrower and/or the Co-Borrowers for the payment of expenses in the ordinary course of business.

                 6.7 Investments. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person.
This restriction shall not apply to the following investments:

                 (a) up to $300,000 in SMC Development, L.P. prior to January 15, 1996,

                 (b)      an aggregate of up to $1,000,000 in Southern Links
                          Group,

                 (c) marketable obligations issued or unconditionally guaranteed by the United States Government or issued by any of its agencies and backed by the full faith and credit of the United States of America,

                 (d) short-term investment grade domestic or Eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation,

                 (e) commercial paper and similar obligations rated "P-1" or better by Moody's Investors Services, Inc. or "A-1" or better by Standard & Poors Corporation,

                 (f) intercompany loans to, advances to or investments in, wholly owned Subsidiaries,

                 (g) readily marketable tax-free municipal bonds of a domestic issuer or rated "aaa" or better by Moody's Investors Services, Inc. or "AAA" by Standard & Poors Corporation, and

                 (h) demand deposit accounts maintained in the ordinary course of business.

                 6.8 Dividends and Distributions. Declare, pay, or make, any cash dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock.

                 6.9 Issuance of Stock; Changes in Corporate Structure. Issue or agree to issue additional shares of capital stock other than for cash, in one or any series of transactions; except to officers, directors or employees of Borrower or any Co-Borrower as part of their compensation; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

                 6.10 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

                 6.11 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower and/or the Co-Borrowers are engaged as of the date hereof.

                 6.12 Plan Obligations. Except as disclosed in Exhibit VIII, assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

                 6.13 New Subsidiaries. Form any new Subsidiaries without the prior written consent of the Lender.

                 6.14 Tangible Net Worth. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $5,000,000 plus 50% of positive Net Income and 100% of other increases in equity for all fiscal quarters ending subsequent to December 31, 1995.

                 6.15 Cash Flow Coverage. Permit as of the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                 7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

                 (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document;

                 (b) default shall be made by the Borrower and/or the Co-Borrowers in the due observance or performance of any of their respective obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or actual knowledge thereof by the Borrower and/or the Co-Borrowers;

                 (c) any representation or warranty made by the Borrower and/or the Co-Borrowers in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

                 (d) default shall be made by the Borrower and/or the Co-Borrowers (as principal or guarantor or other surety) in the payment or performance of any Indebtedness including, but not limited to the Reducing Revolving Line of Credit, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

                 (e) the Borrower and/or the Co-Borrowers shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrower and/or the Co-Borrowers to obtain the Loan, and such inability shall continue for a period in excess of 30 days;

                 (f) the Borrower and/or the Co-Borrowers shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                 (g) an order, judgment, or decree shall be entered against either the Borrower and/or the Co- Borrowers by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 90 days;

                 (h) the levy against any significant portion of the Property of the Borrower and/or the Co- Borrowers or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

                 (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower and/or the Co-Borrowers for money damages and/or Indebtedness due in an amount in excess of $250,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

                 (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower and/or the Co-Borrowers under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. Section 1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower and/or the Co-Borrowers subject to a Lien in favor of the Lender without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

                 (k) the Borrower and/or the Co-Borrowers shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, or (iii) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

                 (l) any Security Instrument shall for any reason (other than Lender's fault or negligence) not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby;

                 (m) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender.

                 7.2 Remedies. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice,
(i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower and the Co-Borrowers; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) to the extent permitted by and in compliance with applicable law, the Lender may set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower and the Co-Borrowers against any and all of the Obligations.

                 (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Lender may, by notice to the Borrower and the Co-Borrowers, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower and the Co-Borrowers; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) to the extent permitted by and in compliance with applicable law, then Lender may set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower and the Co-Borrowers against any and all of the Obligations although such Obligations may be unmatured.

                 (c) Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 8.1 Transfers; Participations. The Lender may, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower and the Co- Borrowers or otherwise obtained, as the Lender determines necessary or desirable. The Borrower agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee. Notwithstanding Lender's ability to grant rights to Transferees, Borrower will continue to deal solely and directly with Lender.

                 8.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and/or the Co-Borrowers and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

                 8.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, if concurrent telecopy notice is also given, or, if no concurrent telecopy notice is given, three Business Days after deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

                 (a) if to the Lender, to:

                          Compass Bank-Houston
                          24 Greenway Plaza, Suite 1401
                          Houston, Texas  77046
                          Attention: Energy Lending Group
                          Telecopy:  (713) 968-8222

                 (b) if to the Borrower or Co-Borrowers, to:

                          Southern Mineral Corporation
                          500 Dallas, Suite 2800
                          Houston, Texas  77002
                          Attention:  Steven H. Mikel

                 Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

                 8.4 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section 6.9 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower and the Co-Borrowers or the Lender shall be binding upon and inure to the benefit of the Borrower and the Co-Borrowers or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

                 8.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower and the Co-Borrowers. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

                 8.6 Renewals; Extensions. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower and the Co-Borrowers under this Agreement, the Note, or any other Loan Document.

                 8.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the Borrower and the Co- Borrowers contained herein. In the event the Borrower and the Co-Borrowers are unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

                 8.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

                 8.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

                 8.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

                 8.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

                 8.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

                 8.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER AND THE CO-BORROWERS HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

                 8.14 WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER, THE CO-BORROWERS AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY,

INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

                 8.15 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE CORRESPONDENCE DATED NOVEMBER 21, 1995, FROM THE LENDER TO THE BORROWER AND THE CO-BORROWERS AND THE TERM SHEET ENCLOSED THEREWITH. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                 8.16 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

                 IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                        BORROWER:

                                        SOUTHERN MINERAL CORPORATION



                                        By: /s/ STEVEN H. MIKEL
                                            ------------------------------------
                                            Steven H. Mikel
                                            President and CEO


                                        CO-BORROWERS:

                                        SMC PRODUCTION CO.

                                        SAN SALVADOR DEVELOPMENT COMPANY, INC.

                                        VENTURE RESOURCES, INC.

                                        VENTURE PIPELINE COMPANY

                                        VENGAS PIPELINE COMPANY

                                        SPRUCE HILLS PRODUCTION COMPANY, INC.

                                        By: /s/ STEVEN H. MIKEL
                                            ------------------------------------
                                            Steven H. Mikel
                                            President and CEO


                                        LENDER:

                                        COMPASS BANK - HOUSTON



                                        By: /s/ MURRAY E. BRASSEUX
                                            ------------------------------------
                                            Murray E. Brasseux
                                            Executive Vice-President

                                   EXHIBIT I

                                 [FORM OF NOTE]

                                PROMISSORY NOTE

$3,500,000                      Houston, Texas                 December 20, 1995

                 FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker") promises to pay to the order of COMPASS BANK-HOUSTON ("Payee"), at its banking quarters in Houston, Harris County, Texas, the sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

                 Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

                 This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                 Without being limited thereto or thereby, this Note is secured by the Security Instruments.

                 THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                                        SOUTHERN MINERAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Steven H. Mikel
                                            President and CEO

                                        SMC PRODUCTION CO.

                                        SAN SALVADOR DEVELOPMENT COMPANY, INC.

                                        VENTURE RESOURCES, INC.

                                        VENTURE PIPELINE COMPANY

                                        VENGAS PIPELINE COMPANY

                                        SPRUCE HILLS PRODUCTION COMPANY, INC.


                                        By:
                                            ------------------------------------
                                            Steven H. Mikel
                                            President and CEO

                                   EXHIBIT II

                          [FORM OF OPINION OF COUNSEL]


                                 [Closing Date]


Compass Bank-Houston
24 Greenway Plaza, Suite 1401
Houston, Texas  77046
Attention:  Energy Lending Group

         Re: Credit Agreement dated as of December 20, 1995, by and between Compass Bank-Houston and Southern Mineral Corporation, SMC Production Company, San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company and Spruce Hills Production Company (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                 We have acted as counsel to Southern Mineral Corporation (the "Borrower") in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to Section 3.1(m) of the Credit Agreement, and the Lender is hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                 In our representation of the Borrower, we have examined an executed counterpart of each of the following (the "Loan Documents"):

                 (a)      the Credit Agreement;

                 (b)      the Note;

                 (c) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement dated of even date herewith from the Borrower in favor of the Lender (the "Mortgage"); and

                 (d) Financing Statements from the Borrower, as debtor[S], constituent to the Mortgage (the "Financing Statement").

                 We have also examined the originals, or copies certified to our satisfaction, of such other records of the Borrower certificates of public officials and officers of the Borrower agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

                 In making such examinations, we have, with your permission, assumed:

                 (a) the genuineness of all signatures to the Loan Documents other than those of the Borrower;

                 (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

                 (c) the Lender is authorized and has the power to enter into and perform its obligations under the Credit Agreement;

                 (d) the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Borrower; and

                 (e) the Borrower has title to all Property covered or affected by the Mortgage.

                 Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

                 1. The Borrower [IS A] corporation[S] duly organized, legally existing, and in good standing under the laws of [ITS] [THEIR RESPECTIVE] state[S] of incorporation and [IS] [ARE] duly qualified as [A] foreign corporation[S] and [IS] [ARE] in good standing in [THE STATES OF _________________________] [ALL JURISDICTIONS WHEREIN THE OWNERSHIP OF [ITS] [THEIR RESPECTIVE] PROPERTY OR THE OPERATION OF [ITS] [THEIR RESPECTIVE] BUSINESS[ES] NECESSITATES SAME].

                 2. The execution and delivery by the Borrower of the Credit Agreement and the borrowings thereunder, the execution and delivery by the Borrower of the other Loan Documents to which the Borrower is a party, and the payment and performance of all Obligations of the Borrower thereunder are within the power of the Borrower, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) to our knowledge after due inquiry, contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of the Borrower other than as contemplated by the Loan Documents.

                 3. The Loan Documents to which the Borrower is a party constitute legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                 4. The forms of the Mortgage and the Financing Statement and the description of the Mortgaged Property (as such term is defined in the Mortgage and so used herein) situated in the State of Texas (the "State") satisfy all applicable Requirements of Law of the State and are legally sufficient under the laws of the State to enable the Lender to realize the practical benefits purported to be afforded by the Mortgage.

                 5. The Mortgage creates a valid lien upon and security interest in all Mortgaged Property situated in the State to secure the Indebtedness (as such term is defined in the Mortgage and so used herein).

                 6. The Mortgage and the Financing Statement are in satisfactory form for filing and recording in the offices described below.

                 7.       The filing and/or recording, as the case may be, of
         (a) the Mortgage in the office of the county clerk of each county in the State in which any portion of the Mortgaged Property is located, and as a financing statement and utility security instrument in the office of the Secretary of State of the State, and (b) the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located are the only recordings or filings in the State necessary to perfect the liens and security interests in the Mortgaged Property created by the Mortgage or to permit the Lender to enforce in the State its rights under the Mortgage. No subsequent filing, re-filing, recording, or re-recording will be required in the State in order to continue the perfection of the liens and security interests created by the Mortgage except that (a) a continuation statement must be filed with respect to the Mortgage filed as a financing statement in the office of the Secretary of State of the State and with respect to the Financing Statement in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located, each within six months prior to the expiration of five years from the date of the relevant initial financing statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to the Mortgage filed as a financing statement and the Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity, or structure of the Borrower or in the event the financing statement filing otherwise becomes inaccurate or incomplete.

                 8. To our knowledge after due inquiry, except as disclosed in Exhibit VI to the Credit Agreement, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or threatened against the Borrower. To our knowledge after due inquiry, no unusual or unduly burdensome restriction, restraint, or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or ownership and operation of any Properties of the Borrower other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

                 9. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than filing of Security Instruments in appropriate filing offices) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated thereby, or the payment performance by the Borrower of the Obligations.

                 10. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

                 11. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 12. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 The opinions expressed herein are subject to the following qualifications and limitations:

                 A. We are licensed to practice law only in the State and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the State, applicable United States federal law, and the corporation laws of the State of [_______________].

                 B. The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes and security instruments generally.

                 C. The enforceability of the respective obligations of the Borrower under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

                 This Opinion is furnished by us solely for the benefit of the Lender in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                                        Very truly yours,

                                  EXHIBIT III

                        [FORM OF COMPLIANCE CERTIFICATE]

                              ______________, 19__


Compass Bank-Houston
24 Greenway Plaza, Suite 1401
Houston, Texas  77046
Attention:  Energy Lending Group

         Re: Credit Agreement dated as of December 20, 1995, by and between Compass Bank-Houston and Southern Mineral Corporation, SMC Production Company, San Salvador Development Company, Inc., Venture Resources, Inc., Venture Pipeline Company, VenGas Pipeline Company and Spruce Hills Production Company (as amended, restated, or supplemented from time to time, the "Credit Agreement")


Ladies and Gentlemen:

                 Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         [1.     To the best of the knowledge of the undersigned, no Default or
         Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

         [1.     To the best of the knowledge of the undersigned, the following
         Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

         2. The compliance of the Borrower with the financial covenants of the Credit Agreement, as of the close of business on ___________________, is evidenced by the following:

         (a) Section 6.14: Tangible Net Worth. Permit Tangible Net Worth as of the close of any fiscal quarter to be less than $5,000,000 plus 50% of positive Net Income and 100% of other increases in equity for all fiscal quarters ending subsequent to December 31, 1995.





                                     III-i

                                                                       Actual



         (b) Section 6:15: Cash Flow Coverage. Permit as of the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.

                                                                       Actual


         3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of _____________________.

                 Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                      Very truly yours,

                                      SOUTHERN MINERAL CORPORATION



                                      By:
                                          ------------------------------------
                                          Steven H. Mikel
                                          President and CEO

                                          SMC PRODUCTION CO.

                                          SAN SALVADOR DEVELOPMENT COMPANY, INC.

                                          VENTURE RESOURCES, INC.

                                          VENTURE PIPELINE COMPANY

                                          VENGAS PIPELINE COMPANY

                                          SPRUCE HILLS PRODUCTION COMPANY, INC.


                                      By:
                                          --------------------------------------
                                          Steven H. Mikel
                                          President and CEO





                                     III-ii

                                   EXHIBIT IV

                                  DISCLOSURES

Section 4.8                                Liabilities
                                           -----------

                                           None.

                                           Litigation
                                           ----------

                                           James E. Knight v. Cherokee Drilling
                                           and Development Corporation and
                                           Southern Mineral, 83rd Judicial
                                           District Court of Upton County,
                                           Texas, Cause No. 94-09-U1952-IDO

Section 4.10                               ERISA
                                           -----

                                           Borrower terminated the following
                                           401(k) Plan effective September 30,
                                           1995:

                                                   SOUTHERN MINERAL CORPORATION
                                                   RETIREMENT PLAN 401(k)

                                           Borrower created the following SEP
                                           Plan in September 1995:

                                                   SOUTHERN MINERAL CORPORATION
                                                   SEP

Section 4.11                               Environmental
                                           -------------

                                           None.

Section 4.17                               Refunds
                                           -------

                                           None.

Section 4.18                               Gas Contracts
                                           -------------

                                           None.

Section 4.20                               Casualties
                                           ----------

                                           None.

Section 4.22                               Subsidiaries
                                           ------------

                                           None.